UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2004

DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Yukon
(State or other jurisdiction of incorporation)

0-26698
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 110, 13575 Commerce Parkway, Richmond, British Columbia, Canada V6V 2L1
(Address of principal executive offices and Zip Code)

(604) 295.1800
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02 Termination of a Material Definitive Agreement

On November 9th, 2004, the Registrant and Integrated Data Corp. ("IDC") (OTCBB: ITDD) today announced that their Boards of Directors have mutually agreed to terminate the Agreement and Plan of Merger signed in June 2004.

Item 9.01. Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on November 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By /s/ John Gunn
John Gunn
General Manager, Chief Financial Officer

Dated: NOVEMBER 9TH, 2004